Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q2 2023 Results

Robust New Business Pipeline Sets Stage For
Second Half Of Year Growth

BENSALEM, PA --(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) reported for the three months ended June 30, 2023 revenue of $418.9 million, GAAP net income of $8.6 million, or $0.12 per basic and diluted common share, and adjusted EBITDA of $26.3 million.

Q2 Results

•Revenue for the quarter was reported at $418.9 million, with housekeeping & laundry and dining & nutrition segment revenues of $190.8 million and $228.1 million, respectively.
•Housekeeping & laundry and dining & nutrition segment margins were 8.7% and 5.5%, respectively.
•Direct cost of services was reported at $367.7 million, or 87.8%. Direct cost included an $11.3 million increase in CECL AR reserves.
•SG&A was reported at $41.4 million; after adjusting for the $2.3 million increase in deferred compensation, actual SG&A was $39.1 million, or 9.3%.
•The effective tax rate was 24.6%. The Company expects a 2023 tax rate of 24% to 26%.
•Cash flow from operations for the quarter was $7.4 million and was impacted by an $18.8 million increase in accrued payroll and a $39.0 million increase in accounts receivable related to the timing of cash collections. DSO for the quarter was 83 days.

Ted Wahl, Chief Executive Officer, stated, “In Q2, we delivered strong core earnings and added to an already robust new business pipeline, while navigating a difficult cash collections environment. Industry fundamentals continue to improve, and a stabilizing labor market and select state-based reimbursement increases have contributed to the gradual but steady occupancy recovery. While there remains uncertainty as to what a minimum staffing requirement might look like for the industry, we remain hopeful that CMS will fully consider the impact on operators before finalizing a rule, and have confidence in our customers’ ability to manage any such rule.”

Mr. Wahl concluded, “We enter the second half of the year with three clear priorities. The first is continuing to manage direct costs at 86%, excluding CECL. The second is collecting what we bill, building on the strong momentum gained in May and June. The third and perhaps the most impactful is the realization of our business development efforts yielding new facility starts. There is a high level of internal enthusiasm as we pivot to growth mode through the back half of 2023 and into 2024.”

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, July 26, 2023, at 8:30 a.m. Eastern Time to discuss its results for the three months ended June 30, 2023. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the six months ended June 30, 2023; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2022 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting earnings before interest, taxes, depreciation and amortization ("EBITDA"), and excluding items impacting comparability ("Adjusted EBITDA"). We cannot provide a reconciliation of forward-looking EBITDA and Adjusted EBITDA margin measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$418,931	$424,857	$836,161	$851,668
Operating costs and expenses:
Costs of services provided	367,728	379,370	728,706	752,632
Selling, general and administrative	41,429	29,281	81,476	65,017
Income from operations	9,774	16,206	25,979	34,019
Other income (expense), net	1,636	(7,956)	2,987	(9,988)
Income before income taxes	11,410	8,250	28,966	24,031

Income tax provision	2,812	1,430	7,684	5,882
Net income	$8,598	$6,820	$21,282	$18,149

Basic earnings per common share	$0.12	$0.09	$0.29	$0.24

Diluted earnings per common share	$0.12	$0.09	$0.29	$0.24

Basic weighted average number of common shares outstanding	74,478	74,337	74,488	74,332

Diluted weighted average number of common shares outstanding	74,567	74,358	74,543	74,345

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$28,662	$26,279
Marketable securities, at fair value	93,185	95,200
Accounts and notes receivable, net	380,061	336,777
Other current assets	47,178	50,376
Total current assets	549,086	508,632

Property and equipment, net	26,932	22,975
Notes receivable — long-term	30,740	32,609
Goodwill	75,529	75,529
Other intangible assets, net	13,539	15,946
Deferred compensation funding	37,020	33,493
Other assets	28,912	29,150
Total assets	$761,758	$718,334

Accrued insurance claims — current	$24,891	$23,166
Other current liabilities	164,773	155,453
Total current liabilities	189,664	178,619

Accrued insurance claims — long-term	68,920	65,541
Deferred compensation liability — long-term	37,171	33,764
Lease liability — long-term	11,560	8,097
Other long term liabilities	3,854	6,141
Stockholders' equity	450,589	426,172
Total liabilities and stockholders' equity	$761,758	$718,334

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$8,598	$6,820	$21,282	$18,149
Income tax provision	2,812	1,430	7,684	5,882
Interest, net	488	(616)	591	(1,033)
Depreciation & amortization	3,595	3,618	7,315	7,765
EBITDA	$15,493	$11,252	$36,872	$30,763
Share-based compensation	2,351	2,372	4,409	4,768
Gain/loss on deferred compensation, net	38	167	82	456
Bad debt expense adjustments(1)	8,379	12,398	12,414	13,506
Adjusted EBITDA	$26,261	$26,189	$53,777	$49,493
(1) The bad debt expense adjustment reflects the difference between GAAP bad debt expense (CECL) and historical write-offs as a percentage of revenues, both of which are based on the same seven year look-back period.